                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                              JMAR INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

                      -------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

2.   Form, Schedule or Registration Statement No.:

3.   Filing Party:

4.   Date Filed:

                              JMAR INDUSTRIES, INC.
                           3956 Sorrento Valley Blvd.
                               San Diego, CA 92121

                                 April ___, 1998


To the Holders of JMAR Redeemable Common Stock Purchase Warrants:

        The Board of Directors of JMAR Industries, Inc. (the "Company") is seeking your consent, as a holder of the Company's Redeemable Common Stock Purchase Warrants (the "Warrants"), to the amendments to the Warrants described in the accompanying Warrantholder Consent Solicitation Statement. The principal purpose of the proposed amendments is to amend the Warrants to (i) extend their expiration date to May 15, 2000, (ii) increase the exercise price to $5.50 per share and (iii) adjust the redemption provision to provide that the Company may redeem the Warrants if the average closing price of the Company's Common Stock is $7.00 per share or more over a period of ten consecutive trading days.

        THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PROPOSED AMENDMENTS AND REQUESTS THAT THE WARRANTHOLDERS CONSENT TO THE PROPOSED AMENDMENTS. NO MEETING OF WARRANTHOLDERS IS BEING HELD IN CONNECTION WITH THIS CONSENT SOLICITATION.

        PLEASE NOTE that all Warrants which are not amended as provided herein will expire on May 15, 1998.

        YOUR CONSENT IS IMPORTANT. In order to extend the expiration date of your Warrants and to effect the other amendments to your Warrants proposed herein, you must consent in the manner provided herein by no later than May 15, 1998. There is no minimum number of consents by the holders of the Warrants required in order to give effect to the consent by any given holder.

        THE FAILURE TO RECEIVE YOUR CONSENT BY MAY 15, 1998 WILL RESULT IN YOUR WARRANTS EXPIRING ON MAY 15, 1998.

        On behalf of the Board of Directors, I encourage you to indicate your consent to the proposed amendments on the enclosed Consent Card and return it promptly as instructed.

                                             Sincerely,


                                             John S. Martinez, Ph.D.
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                              JMAR INDUSTRIES, INC.
                           3956 Sorrento Valley Blvd.
                               San Diego, CA 92121

                  WARRANTHOLDER CONSENT SOLICITATION STATEMENT


                                     GENERAL

        The Board of Directors of JMAR Industries, Inc. (the "Company") hereby requests the consent of the holders of the Company's Redeemable Common Stock Purchase Warrants (herein called either the "Securities" or the "Warrants") to the amendments described herein. These materials were first given or mailed to Warrantholders on or about April ___, 1998.


Current Terms of the Warrants

        In February, 1993, Warrants to purchase a total of 2,705,882 shares of the Company's Common Stock were issued by the Company in a registered public offering of Units consisting of one share of Common Stock and one Warrant. The Warrants currently entitle the holders to purchase one share of Common Stock for $4.68 per share and originally were scheduled to expire on February 17, 1998. In anticipation of seeking the consent of the holders to the amendments proposed herein, the Company has temporarily extended the expiration date of the Warrants to May 15, 1998 (referred to herein as the "Expiration Date"). The Warrants also currently provide that the Company may redeem the Warrants, at a redemption price of $0.05 per Warrant, upon 30 days' notice, provided that the high closing bid quotation price of the Company's Common Stock for a period of 20 consecutive trading days exceeds $6.38 per share.

Description of Proposed Amendments

        The amendments to the Warrants proposed herein will effect the following changes: (i) the Expiration Date will be extended to May 15, 2000, (ii) the exercise price will be increased from $4.68 to $5.50 per share and (iii) the Warrant's redemption provision will be amended to provide that the Company may redeem the Warrants at a redemption price of $0.05 per Warrant, upon 30 days' notice, provided that the average of the closing price of the Company's Common Stock for a period of 10 consecutive trading days exceeds $7.00 per Warrant.

Reasons for Amendments

        The Company is under no obligation to extend the expiration date of the Warrants. In recognition of the investment by the holders in the Warrants, however, the Board of Directors believes that it is in the best interests of the Company and its shareholders to extend the expiration date of the Warrants, but only in conjunction with the additional proposed amendments to the Warrants.

Consequences of Not Consenting

        The failure of a holder's Consent to be received by the Warrant Agent by 5:00 p.m. (Colorado time) on May 15, 1998 will result in the expiration of such holder's Warrants at such time on May 15, 1998.

                     MARKET FOR WARRANTS AND RELATED MATTERS

        The Warrants are traded on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol "JMARW." As of March 3, 1998, there were approximately 477 holders of the Warrants.

        The shares of Common Stock issuable upon exercise of the Warrants are registered under a currently effective Registration Statement on Form S-3 (the "Registration Statement"). Concurrently with the effectiveness of the amendments proposed herein, the Company will make an appropriate filing with the SEC to supplement the Registration Statement to include, among other things, the amended Warrant Certificate. The Company intends to de-register all shares of Common Stock issuable under those Warrants which expire on May 15, 1998.

                      RECORD DATE AND SUBSEQUENT TRANSFERS

        This Consent Solicitation Statement is being mailed to Warrantholders of record on the date prior to the date this Consent Solicitation Statement is mailed. Any Consent signed and dated by the registered holder of a Warrant or Warrants will bind all beneficial owners and all subsequent transferees of either registered or beneficial owners of such Warrants. A transferee, being so bound, should consult the transferor concerning whether there were pre-transfer Consents. If Warrants are traded through a brokerage, the broker or its nominee can make such inquiries. In addition, the Warrant Agent will be available to respond to written inquires. For the Warrant Agent's address, see "Information and Solicitation."


                           CONSENT SOLICITATION PERIOD

        Subject to the right of the Board of Directors to elect not to proceed with the proposed amendments as described in "Board of Directors' Discretion and Reservation of Rights" below, each Consent which has been received by the Warrant Agent by 5:00 p.m. (Colorado time) on May 15, 1998 will be effective at 5:00 p.m. May 15, 1998 with respect to the Warrants owned by a consenting registered holder as to all (but no less than all) of the proposed amendments. The Company reserves the right to extend the Consent Solicitation Period and/or the Warrant expiration date beyond the then current Expiration Date from time to time as it may determine in its sole discretion.

                                CONSENT PROCEDURE

        Enclosed herewith is a Consent Card to be used to indicate your consent to the proposed amendments. By marking the "Approve" box, you will be recorded as consenting to the proposed amendments. Marking the "Disapprove" or "Abstain" boxes, or failing to return the Consent Card to the Warrant Agent by 5:00 p.m. (Colorado time) on May 15, 1998 will be treated as not having consented to the proposed amendments with the consequence that your Warrants will expire on the Expiration Date.

        Only registered holders of Warrants may give a Consent as to such Warrants. The Consent Card provided herein may be executed by the registered holder or pursuant to authority given by the record holder. Beneficial holders must instruct the broker or other nominee holder how to complete the Consent Card.


                          INFORMATION AND SOLICITATION

        The Company is required to undertake to reimburse, and does reimburse, brokerage firms and other persons representing beneficial owners of the Warrants for their expense in forwarding the Consent Solicitation materials to such beneficial owners. The Warrant Agent will mail, or cause to be mailed, at the Company's cost and expense, copies of this Warrantholder Consent Solicitation Statement (and any other documents contemplated hereby). The Warrant Agent, acting as Registrar, will also collect and tabulate the Consents. The Warrant Agent will not advise Warrantholders concerning the request for Consent. Appropriate written questions or comments regarding the consent procedure, however, may be addressed to American Securities Transfer, Inc. at 938 Quail Street, Suite 101, Lakewood, Colorado 80215.

        The above-described fees, costs and expenses, in addition to the costs of administrative matters related to distribution of this statement and related documents, will be borne by the Company. Consents may be solicited personally or by telephone, telegram or fax by certain of the Company's directors, officers and regular employees, without additional compensation.

            BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

        The Board of Directors reserves the right, notwithstanding the receipt of Consents by one or more Warrantholders and without further action by the Warrantholders, to elect not to proceed with the proposed amendments if at any time prior to May 22, 1998 (or any extension thereof) the Board of Directors, in its sole discretion, determines that the proposed amendments are no longer in the best interests of the Company.

                             NO DISSENTERS' RIGHTS

        Under Delaware law, Warrantholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendments.

                                CONSENTS EXPECTED

        The proposed amendments require a Warrantholder's Consent in order to be effective as to such holder's Warrants. In light of the fact that Warrants will otherwise expire on May 15, 1998, the Company anticipates that Consent will be given by substantially all of the holders of the Warrants.

                          AMENDED WARRANT CERTIFICATES

        Promptly following the Expiration Date and tabulation of the Consents, the Warrant Agent will deliver to each of the consenting registered holders a sticker to be affixed to the registered holder's Warrant Certificate which describes the amendments described herein. Subsequent transferees of Warrants will receive an amended Warrant Certificate which reflects the amended terms of the Warrants.

                          INTERESTS OF CERTAIN PERSONS

        The directors and executive officers of the Company do not own any Warrants and have no substantial interest, direct or indirect, by Warrant holdings or otherwise, in the approval or disapproval of the Proposal, except as holders of Common Stock generally.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

               The following table sets forth, as of March 6, 1998, certain information regarding the beneficial ownership of the Company's Common Stock by
(1) each person or entity known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group. In all cases, unless otherwise indicated, the named person has sole voting power and sole investment power over the securities.



                                       NUMBER OF SHARES OF          PERCENTAGE OF OUTSTANDING
                                    COMMON STOCK BENEFICIALLY       COMMON STOCK BENEFICIALLY
        BENEFICIAL OWNER                      OWNED                           OWNED
John S. Martinez (1)                          1,597,340                      8.58%

Kernco Trust SA (2)                           1,250,000                      6.86%
2 rue Jargonnant
CH-1211 Geneva 6
Switzerland

Marvin W. Sepe (3)                              189,452                      1.04%
Dennis E. Valentine (4)                         133,120                       (13)
Richard M. Foster (5)                            78,980                       (13)

                                       NUMBER OF SHARES OF          PERCENTAGE OF OUTSTANDING
                                    COMMON STOCK BENEFICIALLY       COMMON STOCK BENEFICIALLY
        BENEFICIAL OWNER                      OWNED                           OWNED
Leonid Yoffe (6)                                 55,679                       (13)
James H. Banister, Jr. (7)                       51,984                       (13)
Vernon H. Blackman (8)                           26,921                       (13)
Barry Ressler (9)                                21,857                       (13)
John P. Ricardi (10)                             20,000                       (13)
C. Neil Beer (11)                                14,247                       (13)

All executive officers and                    2,189,580                     11.45%
directors as a group (10
persons) (12)


----------
The references in the footnotes below to the ownership of "warrants" refers to various warrants issued from time to time in private placements with varying exercise prices, expiration dates and other terms. Such "warrants" are not the Warrants which are the subject of this Warrant Solicitation Statement.

(1) Includes (a) 372,965 shares owned of record by the John S. Martinez Separate Property Trust, of which Dr. Martinez as trustee, has sole voting power and investment power; (b) 648,375 shares of Common Stock which are issuable upon exercise of currently exercisable warrants and stock options; and (c) 576,000 shares of Common Stock subject to a voting agreement pursuant to which Dr. Martinez has sole voting power (but no investment power) until the earlier of October 6, 2003 or until the transfer of the shares according to the terms of the voting agreement (the "Voting Agreement").

(2) Includes 250,000 shares which are issuable upon exercise of currently exercisable warrants.

(3) Includes 187,251 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(4) Includes 131,115 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(5) Includes 28,333 shares which are issuable upon exercise of currently exercisable stock options.

(6) Includes 42,297 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(7) Includes 43,396 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(8) Includes 26,733 shares issuable upon exercise of currently exercisable stock options and warrants.

(9) Includes 21,669 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(10) All shares are issuable upon exercise of currently exercisable stock options.

(11) Includes 12,499 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(12) Includes 1,161,668 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(13)    Less than one percent.

----------

                           INCORPORATION BY REFERENCE

        Enclosed herewith, for the purpose of providing Warrantholders with substantially the financial information that Item 13 of Schedule 14A under the Securities Exchange Act identifies, is a copy of the Company's Annual Report on Form 10-K, as filed with the Commission on March 31, 1998, related to the fiscal year ended December 31, 1997 ("1997 Form 10-K"). Regarding the Company's 1997 Form 10-K, only Auditors' Reports, Financial Statements and the Notes thereto and the Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by this reference.

        Requests for information or documents may be directed to the attention of Mr. Dennis E. Valentine, Chief Financial Officer, at the principal executive office of the Company located at 3956 Sorrento Valley Blvd., San Diego, CA 92121.



        MANAGEMENT REQUESTS A CONSENT FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE WARRANTS.

                                          BY ORDER OF THE BOARD OF DIRECTORS





                                          Dennis E. Valentine
                                          Secretary and Chief Financial Officer


April ___, 1998
San Diego, California



        TO ENSURE YOUR CONSENT IS RECEIVED PRIOR TO THE CURRENT EXPIRATION DATE OF THE WARRANTS (MAY 15, 1998), REGISTERED HOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND PROMPTLY MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO AMERICAN SECURITIES TRANSFER, INC., 938 QUAIL STREET, LAKEWOOD, COLORADO 80215.

        ANY BENEFICIAL OWNERS (OF WARRANTS REGISTERED IN A BROKER'S OR OTHER NOMINEE'S NAME) SHOULD PROVIDE A COMPLETE, SIGNED AND DATED CONSENT CARD DIRECTLY TO THE BROKER OR OTHER NOMINEE WHO ACTS AS THE REGISTERED HOLDER, AND THE REGISTERED NOMINEE HOLDER SHOULD IN TURN COMPLETE, SIGN AND DATE A CONSENT CARD AND SEND IT TO THE WARRANT AGENT AT THE ADDRESS ABOVE.

                             [FORM OF FRONT OF CARD]

                              JMAR INDUSTRIES, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JMAR INDUSTRIES, INC. (THE "COMPANY"). THE MANAGEMENT AND BOARD OF DIRECTORS OF JMAR INDUSTRIES, INC. RECOMMEND "APPROVAL" OF THE PROPOSED AMENDMENTS TO THE WARRANTS AS DESCRIBED IN THE ACCOMPANYING CONSENT SOLICITATION STATEMENT.

Warrantholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consents must be received at the address of the Warrant Agent by 5:00 p.m. (Colorado time), on or before May 15, 1998 unless the deadline is extended by the Company.

EACH CONSENT MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.

Please return this Consent Card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.

                             [FORM OF BACK OF CARD]

PLEASE SIGN, DATE AND INDICATE YOUR APPROVAL OR DISAPPROVAL BELOW.

PROPOSAL 1:          [ ]  APPROVE PROPOSED     [ ] DISAPPROVE     [ ] ABSTAIN
                          AMENDMENT TO
                          WARRANTS

SIGNATURE(S)


---------------------------------------------------



---------------------------------------------------
Signature (if held jointly)
Title or authority (if applicable)

Date:  ------------------------------------


THE FAILURE TO RETURN THIS CONSENT FORM AS INSTRUCTED BY 5:00 P.M. (COLORADO
TIME) ON MAY 15, 1998 OR THE DISAPPROVAL OF THE PROPOSED AMENDMENTS OR ABSTENTION WILL RESULT IN THE EXPIRATION OF THE WARRANTS AT 5:00 P.M. (COLORADO
TIME) ON MAY 15, 1998, UNLESS SUCH WARRANTS ARE FURTHER EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

                                  EXHIBIT INDEX


        Exhibit No.                                       Description
        -----------                                       -----------
        ______                              Consent of Arthur Andersen LLP dated
                                            ___________, 1998